EXHIBIT 99.4

                               Subscription Letter
                        (for J.W. Childs & Participants)



Personal Care Holdings, Inc.
c/o J.W. Childs Associates, L.P.
One Federal Street, 21st Floor
Boston, Massachusetts 02110

Gentlemen:

         The undersigned hereby offers to purchase the aggregate number of shares (the "Shares") of the Common Stock, par value $0.01 per share, of Personal Care Holdings, Inc., a Delaware corporation (the "Corporation"), for the cash price, per share and in the aggregate, as set forth on the signature page hereto.

         The undersigned hereby acknowledges that he/she/it understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law ("Blue Sky Law") and that the Shares constitute "restricted securities" within the meaning of the rules promulgated under the Act.

         The undersigned hereby represents to the Corporation that he/she/it will acquire the Shares for his/her/its own account for investment and not with a view to or for sale in connection with any distribution thereof, and that he/she/it has no present intention of selling or distributing any of the Shares. The undersigned further represents to the Corporation that he/she/it has no reason to anticipate any change in his/her/its circumstances or any other particular occasion or event which would cause him/her/it to sell or distribute any of the Shares.

         The undersigned has completed the section of this subscription letter entitled "Investor General Information".

         If the undersigned is an "accredited investor" as such term is defined in Regulation D promulgated under the Act, he/she/it has completed the section of this subscription letter entitled "Certification of Accredited Investor
Status," and all information he/she/it has provided therein is complete and correct.

         If the undersigned is not an "accredited investor", he/she/it has completed the attached "Investor Financial Information" and will provide the Corporation with such other information as the Corporation may request in order to determine whether the undersigned meets applicable investment suitability standards. All such information provided by the undersigned is and will be complete and correct.

         The undersigned agrees that he/she/it will make no sale, assignment or transfer of any interest in any of the Shares in the absence of an effective registration statement under the Act and under applicable Blue Sky Law relating to such transfer of the Shares or an opinion of counsel satisfactory to the Corporation that registration under the Act or Blue Sky Law is not required. The stock certificates for the Shares will bear a legend to this effect.

         The undersigned acknowledges that he/she/it has been afforded an opportunity to ask such questions and obtain such information as the undersigned has determined necessary in order to understand the risks of purchasing the Shares.

         The undersigned  acknowledges that he/she/it is a "participant" of John
W. Childs in respect of the undersigned's investment in the Corporation within the meaning of paragraph 3.07 of the First Amended and Restated Agreement of Limited Partnership of J.W. Childs Equity Partners, L.P. dated as of December 20, 1996 (the "Equity Partners Agreement"), and, accordingly, the undersigned agrees to be bound by all of the provisions of paragraph 3.07 of the Equity Partners Agreement, including, without limitation, the provisions of 3.07(b), and further agrees to be bound by the confidentiality provisions set forth in paragraph 14.08 of the Equity Partners Agreement as if the undersigned were a limited partner under the Equity Partners Agreement.


                          INVESTOR GENERAL INFORMATION
                       (To be completed by all Investors.)


Name:___________________________________      Telephone:_______________________
Home Address: ______________________________________________________________
City:_____________________________State:_______________Zip Code: _____________
Name of Business
or Employer:__________________________________________Position: ______________
Business Address:  ____________________________________________________________
City:_____________________________State:_______________Zip Code:  _____________
Telephone:_______________________________________
Date of Birth:_____________________________________
Social Security Number:____________________________
U.S. Citizen:    Yes_______      No_______



                           CERTIFICATION OF ACCREDITED
                                 INVESTOR STATUS
         (To be completed by each "accredited" investor according to the criteria set forth below.)

         The undersigned qualifies as an "accredited investor" pursuant to Regulation D under the Securities Act of 1933, as amended, as a result of his or her status as (check as appropriate):

         ____ A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 (including home, home furnishings and automobiles);

         ____ A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and who reasonably expects an income of the same level in the current year. For this purpose, "income" means individual adjusted gross income for federal income tax purposes, plus (A) any deduction for long-term capital gains under Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), (B) any deduction for depletion under Section 611 et seq. of the Code, (C) any exclusion for interest under Section 103 of the Code, and (D) any losses of a partnership allocated to him as reported on Schedule E of Form 1040 or any successor form;

         ____ A director or executive officer of the Corporation. For this purpose, "executive officer" means its president, any managing director or other officer or other person who performs a policy making function and may include officers of affiliates of the Corporation or if they perform such policy making functions for the Corporation;

         ____ A trust with total assets greater than $5,000,000 not formed for the purpose of acquiring shares of the Corporation, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment;

         ____ A trust or other entity in which all of the equity owners/ beneficiaries are "accredited investors" as defined herein in any one or more of the categories specified above;

         ____ A charitable, educational, religious or other not-for-profit organization described in Section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust, or partnership, with total assets in excess of $5,000,000 and not formed for the specific purpose of acquiring shares of the Corporation.



                         INVESTOR FINANCIAL INFORMATION
              (To be completed by investors who are not accredited investors according to the criteria set forth above.)

Income

         The approximate amount of my income for the years indicated below is (in 000's):

         (i) Gross individual (not joint) income for the tax year ended:

                  1994:  Over - $150__     $175__      $200__     $300__

                  1995:  Over - $150__     $175__      $200__     $300__


         (ii) Anticipated individual (not joint) gross income for the tax year ended:

                  1996:  Over - $150__     $175__      $200__     $300__

                  1997:  Over - $150__     $175__      $200__     $300__

         (iii) Gross joint income for the tax year ended:

                  1994:  Over - $150__     $175__      $200__     $300__

                  1995:  Over - $150__     $175__      $200__     $300__



         (iv) Anticipated gross joint income for the tax year ended:

                  1996:  Over - $150__     $175__      $200__     $300__

                  1997:  Over - $150__     $175__      $200__     $300__


Net Worth

         (v) My individual net worth is (in 000's):

                   Over - $500__          $750__

                   Over - $1,000__        $2,000__      $3,000__


         (vi) My joint net worth is (in 000's):

                   Over - $500__          $750__

                   Over - $1,000__        $2,000__      $3,000__

Other Suitability Standards

         I satisfy at least one of the following criteria:

                (vii) I, either alone or with a purchaser representative, have such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of an investment in the Corporation.

                                                  Yes_____    No_____

               (viii) I am able to bear the economic risk of an investment in the Corporation, and I am investing no more than 10% of my net worth (or joint net worth with my spouse) in an investment in the Corporation.

                                                  Yes_____    No_____



                       [Signatures on the following page.]

                      Signature Page to Subscription Letter
                          Personal Care Holdings, Inc.


         IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed, this subscription letter for the number of shares and at the aggregate and per share price set forth below.

                                  Name:

                                  Signature:________________________________

                                  Title (if applicable):____________________

                                  Date:_____________________________________

                                  No. of Shares:

                                  Price per share:

                                  Aggregate price:


         The  above   subscription   is  hereby   accepted   this  ____  day  of
________________, 1996.

                                             PERSONAL CARE HOLDINGS, INC.



                                              By:_________________________
                                                   Title: